Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276204 and 333-276206 on Form S-3 and Registration Statement Nos. 333-232233, 333-237386, 333-238080, 333-253528, 333-262998, 333-269971 and 333-271940 on Form S-8 of our report dated February 23, 2023, relating to the consolidated financial statements of Personalis, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

February 28, 2024